Ex-10.2
                    SECURED REVOLVING LINE OF CREDIT AGREEMENT
                                 ("Agreement")


     USTN Holdings, Inc. ("Borrower"), a Delaware corporation, hereby applies to RURAL TELEPHONE FINANCE COOPERATIVE ("RTFC"), a South Dakota cooperative association, pursuant to the terms of this Agreement, dated as of March 25, 1996 for a revolving line of credit loan in an amount not to exceed five million dollars ($5,000,000.) In consideration of their mutual premises hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, RTFC and Borrower agree to the following terms and conditions:

1. REVOLVING CREDIT AND TERM. RTFC agrees to make advances to the Borrower pursuant to the terms of this Agreement ("Advances"). The maximum principal amount outstanding at any point in time shall not exceed $5,000,000.00. Within such limits, the Borrower may borrow, repay and reborrow at any time or from time to time for a period up to twenty-four (24) months from the date hereof (the "Maturity Date").

2. REQUISITIONS. The Borrower shall give RTFC such prior notice of requests for Advances as RTFC may reasonably require from time to time.

3. INTEREST RATE AND PAYMENT. The Borrower unconditionally promises and agrees to pay, as and when due, interest on all amounts advanced hereunder from the date of each Advance and to repay all amounts advanced hereunder with interest on the Maturity Date. Interest shall be due and payable quarterly on the first day of each January, April, July and October, commencing on the first date after such initial Advance; except that if RTFC gives notice thereof to the Borrower before the first day of any month, interest shall thereafter be due and payable on the 15th day of such month and each month thereafter. RTFC shall invoice the Borrower at least five days prior to the due date of any such interest payment. All amounts shall be payable at RTFC's main office at Woodland Park, 2201 Cooperative Way, Herndon, Virginia 22071-3025 or at such other location as designated by RTFC from time to time.

     The interest rate on all Advances will be equal to the Prevailing Bank Prime Rate (as defined herein), plus one and one-half percent per annum or such lesser total rate per annum as may be fixed by RTFC from time to time. Interest will be computed on the basis of a year of 365 days. The interest rate will be adjusted as determined from time to time by RTFC, provided that no such adjustment may be effective on a date other than the first or sixteenth day of any month, and will remain in effect until a subsequent change in rate occurs.

     The "Prevailing Bank Prime Rate" is that bank prime rate published in the "Money Rates" column of the Eastern edition of THE WALL STREET JOURNAL on the day preceding the date on which an adjustment in the interest rate hereof shall become effective. If such preceding day is not a publication date for THE WALL STREET JOURNAL then the Prevailing Bank Prime Rate shall be established by reference to such "Money Rates" column as of the last publication day next preceding the day on which such adjustment shall become effective; provided if THE WALL STREET JOURNAL shall cease to be published, then the Prevailing Bank Prime Rate shall be determined by RTFC by reference to another publication reporting bank prime rates in a similar manner.

4. RTFC ACCOUNTS. RTFC shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from each Advance made from time to time and the amounts of principal and interest payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts (whether stored on computer memory, microfilm, invoices or otherwise) shall be presumptive evidence (absent manifest error) of the existence and amounts of the Borrower's transactions therein recorded.

5. CORPORATE AND REGULATORY APPROVALS. Borrower represents that it has obtained any and all necessary corporate and regulatory approvals for Borrower to execute and perform pursuant to this Agreement.

6. REPORTS. The Borrower will prepare and furnish not later than 60 days from the six-month period ending June 30 and the twelve month period ending December 31, or at more frequent intervals when reasonably specified by RTFC, unaudited financial statements on its and any subsidiaries' financial condition. The Borrower will cause to be prepared and furnished to RTFC at least once during each 12-month period during the term hereof, a full and complete consolidated report of it and its subsidiaries' financial condition, including consolidating financial statements, as of a date not more than one hundred twenty (120) days after the close of the fiscal year, in form and substance reasonably satisfactory to RTFC, audited and certified by independent certified public accountants reasonably satisfactory to RTFC and accompanied by a report of such audit in form and substance reasonably satisfactory to RTFC.

7. FEES. If any amount outstanding and due hereunder shall not be paid when due, Borrower agrees to pay on demand RTFC's reasonable costs of collection or enforcement of this Agreement, or preparation therefor, including reasonable fees of counsel. If payment of any principal and/or interest due under the terms of this Agreement is not received at RTFC's office in Herndon, Virginia, or such other location designated by RTFC within 5 business days after the due date thereof (such unpaid amount of principal and/or interest being herein called the "delinquent amount," and the period beginning after such due date being herein called the "late-payment period"), Borrower will pay to RTFC, on demand, in addition to all other amounts due under the terms of this Agreement, any late-payment charge as may then be in effect pursuant to RTFC's then current policy on the delinquent amount for the late payment period. Notwithstanding the foregoing, the maximum late-payment charge shall not exceed an amount equal to the Prevailing Bank Prime Rate (as defined herein) plus three percent per annum on the delinquent amount computed over the late-payment period on the basis of a 365-day year.

8. REDUCE BALANCE TO ZERO. In the event this Agreement is for a term of more than twelve months, then within 360 days of the first Advance, Borrower will reduce to zero for a period of at least five consecutive business days, (the last day of such five day period being herein called the "Zero Balance Date") amounts outstanding hereunder, and will reduce to zero for a period of at least five consecutive business days (the last day of such five business day period being called the "Subsequent Zero Balance Date") amounts outstanding hereunder within 360 days from the Zero Balance Date or Subsequent Zero Balance Date, as appropriate.

9. CREDIT SUPPORT. This Agreement may not be used as credit support for any other financings without RTFC's prior written approval.

10. NOTICES, ACCELERATION OF DEBT AND WAIVERS. While any amount hereunder is outstanding, Borrower agrees to notify RTFC of any material delinquency or material default on any of its financial obligations, any material adverse change in its financial or business conditions and if any representation or warranty made in this Agreement has become untrue in any respect having a material adverse effect on the financial condition or business of the Borrower. RTFC may declare at any time all outstanding amounts hereunder immediately due and payable in full with accrued interest, without presentment or demand, and may withhold advances of funds upon occurrence of any of the following Events of
     Default: (i) any delinquency or default in payment of any sum due the Lender under this Agreement; (ii) a court shall enter a decree or order for relief with respect to Borrower or any subsidiary or guarantor in an insolvency or bankruptcy or appoint a receiver, liquidator, trustee or similar official and such order remains in effect for a period of ninety
     (90) days; (iii) Borrower or any subsidiary shall commence a voluntary case under bankruptcy, insolvency or similar law or consent to the appointment of a receiver, liquidator, or trustee; (iv) the dissolution or liquidation of Borrower or a subsidiary or guarantor of Borrower or failure to forestall or remove any execution, garnishment or attachment of such consequence as to impair its ability to continue business and such execution, garnishment or attachment shall not be vacated within thirty (30) days; (v) or any other event as a result of which any holder of indebtedness of Borrower may declare the same due and payable shall occur and continue for more than any applicable grace period.

     If any representation or warranty herein shall become untrue, or Borrower shall fail to comply with any term of this Agreement, or if the financial condition of Borrower shall have changed to the extent that such change in the reasonable judgment of RTFC, materially increases RTFC's risk hereunder, then RTFC may withhold advances of funds. The Borrower waives the defense of usury and all rights to setoff, counterclaim, deduction or recoupment.

11. PURPOSE, REPAYMENTS AND DEPOSIT. Borrower agrees that any and all Advances hereunder will be used only for the payment of dissenters' appraisal rights pursuant to the merger by and between Independent Telecommunications Network, Inc. and U.S. Intelco Holdings, Inc. with and into USTN Services, Inc. (the "Merger"), and consistently with the requirements of outstanding security documents of Borrower relating to its operations.

12. DIVIDENDS AND ADDITIONAL INDEBTEDNESS. Until the earlier of the Maturity Date or cancellation of this Agreement, Borrower agrees that it will not, without the prior written consent of RTFC: (i) authorize dividends or make distributions of cash to its shareholders, other than for appraisal payments to those shareholders dissenting from the Merger, or (ii) create, incur, assume, guarantee or otherwise become obligated for any additional indebtedness, secured or unsecured, other than to RTFC except that the Borrower may borrow against another loan previously approved by RTFC and except that the Borrower may incur additional indebtedness for the purpose of paying off in full the Advances incurred hereunder, and, thereafter, this Agreement would be terminated pursuant to paragraph 24 hereunder.

13. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND PAYMENT OBLIGATIONS. Borrower agrees that the representations and warranties made in this Agreement shall survive the making of Advances hereunder. Any unsatisfied payment obligation hereunder shall survive the maturity and cancellation of this Agreement.

14. REPRESENTATIONS AND WARRANTIES. Except as set forth in writing and attached hereto, Borrower represents and warrants as of the date of its application and on the date of each and every Advance hereunder that:

     a. The Borrower has and will meet all obligations and be in material compliance with all instruments under which it is bound and that all information submitted in support of its application is true, complete and correct;

     b.  The Borrower has no outstanding loans from sources other than RTFC;

     c. The Borrower is not in default in any material respect of any of its obligations and no litigation is threatened or pending which would have a material adverse impact on the Borrower's ability to perform under this Agreement; and

     d. The Borrower has no lines of credit with any other lender except as permitted under paragraph 12 of this Agreement.

15. CONSENT TO PATRONAGE CAPITAL DISTRIBUTIONS. Borrower hereby consents that the amount of any distributions with respect to Borrower's patronage which are made in written notices of allocation (as defined in Section 1388 of the Internal Revenue Code of 1986, as amended ("Code") including any other comparable successor provision) and which are received from RTFC will be taken into account by Borrower at their stated dollar amounts in the manner provided in Section 1385(a) of the Code in the taxable year in which written notices of allocation are received.

16. LEGAL OPINION. As of the date of this Agreement, Borrower agrees to deliver to RTFC a written opinion from Borrower's counsel, in form and content satisfactory to RTFC, addressing such legal matters as RTFC or its counsel shall reasonably require.

17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

18. SEVERABILITY. If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

19. SETOFF. RTFC is hereby authorized at any time and from time to time without prior notice to the Borrower to exercise rights of setoff or recoupment and apply any and all amounts held, or hereafter held, by RTFC or owed to the Borrower or for the credit or account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing hereunder. RTFC agrees to notify the Borrower promptly after any such setoff or recoupment and the application thereof, provided that the failure to give such notice shall not affect the validity of such setoff, recoupment or application. The rights of RTFC under this section are in addition to any other rights and remedies (including other rights of setoff or recoupment) which RTFC may have. Additional Terms and Conditions. Additional terms and conditions as set forth herein or attached hereto are an integral part of this Agreement.

21. INTEGRATION. This Agreement and that certain Letter Agreement dated February 23, 1996 among RTFC, the Borrower, Independent Telecommunications Network, Inc. and U.S. Intelco Holdings, Inc. (the "Letter Agreement"), and the matters incorporated by reference, contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein, shall be valid and binding. No amendment or waiver to this Agreement, as amended by the Letter Agreement, shall be valid and binding except if in writing and signed by both parties.

22. HEADINGS. The headings and sub-headings contained in this Agreement are intended to be used for convenience only and do not constitute part of this Agreement.

23. SECURITY. All Advances hereunder shall be secured by a security interest in certain of Borrower's properties pursuant to a Pledge and Security Agreement ("Pledge Agreement") by and between Borrower and RTFC entered into as of even date herewith, which has been filed along with UCC-1 financing statements in all such locations necessary to provide RTFC with a first priority, perfected lien on all of Borrower's Collateral (as defined in the Pledge Agreement). Such Pledge Agreement and UCC-1 financing statements shall continually exist until the later of (i) all Advances and fees hereunder having been repaid or (ii) the Maturity Date. Borrower agrees that, with respect to the Collateral which is subject to
     Article 9 of the Uniform Commercial Code, RTFC shall have but not be limited to all the rights and remedies of a secured party under the Uniform Commercial Code.

24. TERMINATION. When all Advances and all interest and other charges hereunder related to such Advances shall have been paid in full, and the Borrower shall have notified RTFC that it does not intend to request any additional Advances hereunder, this Agreement shall terminate, and RTFC shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation, whatsoever any remaining Collateral (as defined in the Pledge Agreement) and money received in respect thereof to or on the order of Borrower.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    USTN HOLDINGS, INC.

(SEAL)

                                    By:  Daniel E. Weiss
                                         ---------------
                                    Title:  Vice President - Finance

ATTEST: Thomas E. Lafferty
        ------------------
        Assistant Secretary



                                    RURAL TELEPHONE FINANCE COOPERATIVE

(SEAL)

                                     By: Patrick Rinn
                                         ------------
                                         for Chief Executive Officer
ATTEST: Lawrence Zawalick
        -----------------
        Assistant Secretary-Treasurer